U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (date of earliest event reported):  July 26, 2012

STAR BUFFET, INC.
(Exact name of registrant as specified in its charter)

0-6054
(Commission File No.)

Delaware (State or other jurisdiction of incorporation or organization)	84-1430786 (IRS Employer Identification No.)

1312 N. Scottsdale Road
Scottsdale, Arizona  85257
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code:  (480) 425-0397

Former name or former address, if changed since last report:  Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On July 26, 2012, the Audit Committee of Star Buffet, Inc. (“the Company”) approved the engagement of Larson & Rosenberger LLP (the “New Auditor”) as our independent registered accounting firm for the fiscal years ending January 30, 2012 and January 31, 2011 and any interim periods, pending approval by the United States Bankruptcy Court for the District of Arizona in the proceeding titled In re: Star Buffet, Inc., Case No.2:11-bk-27518-GBN.

The Company has not consulted with the New Auditor during our two most recent fiscal years or during any subsequent interim period prior to its appointment as New Auditor regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our consolidated financial statements, and neither a written report was provided to us nor oral advice was provided that the New Auditor concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (within the meaning of Item 304(a)(1)(v) of Regulation S-K).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Buffet, Inc.

Date: August 3, 2012	By:	/s/ Robert E. Wheaton
Robert E. Wheaton, Chief Executive Officer,
President and Chairman